Exhibit 99.1

Celularity and Vesalius Longevity Labs Sign Exclusive Collaboration for Peptual® Peptide APIs Manufactured in the United States

Celularity to serve as the exclusive partner for the finish manufacturing of Vesalius’s Peptual peptide APIs, supporting Vesalius’s expansion into pharmaceutical ingredient supply

Collaboration advances Celularity’s regenerative longevity vision and creates an opportunity to expand revenue through its U.S. manufacturing infrastructure and technical expertise

FLORHAM PARK, N.J. and SCOTTSDALE, A.Z., October 29, 2026—Celularity Inc. (Nasdaq: CELU) (“Celularity”), a longevity-focused regenerative and cellular medicine company, and Vesalius Longevity Labs Inc. (“Vesalius”), a leading, global peptide and longevity brand, today announced that they have entered into an exclusive manufacturing agreement to establish a dedicated, first-of-its-kind, U.S. final stage API manufacturing and supply platform for Vesalius’s Peptual-branded active pharmaceutical ingredients (“APIs”).

The collaboration expands Celularity’s regenerative longevity platform by applying Celularity’s U.S.-based manufacturing infrastructure and technical capabilities to support the development of Vesalius’s Peptual®-branded peptide APIs at its Florham Park, New Jersey facility. It builds on Celularity’s experience manufacturing complex biologics to current good manufacturing practice (“cGMP”) standards, extending those capabilities into peptide API manufacturing while supporting its broader vision of advancing regenerative longevity.

Under the collaboration, Celularity will perform downstream purification, processing, analytical testing and manufacturing activities using supplier-provided bulk peptide material. The work is intended to establish peptide-specific manufacturing processes that satisfy cGMP requirements, supported by defined product specifications, documented sourcing and lot-level traceability. The collaboration is intended to position the parties to respond to potential regulatory developments affecting peptide compounding. If and when the U.S. Food and Drug Administration (“FDA”), following its consideration of recommendations from the Pharmacy Compounding Advisory Committee (“PCAC”), adds covered peptide substances and forms to its list of bulk drug substances that may be used in compounding under federal law, the parties intend to supply eligible Peptual-branded APIs to appropriately licensed U.S. compounding pharmacies. The collaboration will not involve manufacturing GLP-1 receptor agonists or other weight-loss peptides, as these products are excluded from Vesalius’s business model.

“Peptides represent an important category of products which can work to augment the clinical utility of conventional therapeutics, and we believe can complement our regenerative cellular products,” said Robert J. Hariri, M.D., Ph.D., Founder, Chairman and Chief Executive Officer of Celularity. “We have invested in a purpose-built U.S. facility and assembled a team with experience manufacturing complex medicines. As such, our collaboration with Vesalius represents an important business opportunity for Celularity and a practical extension of our regenerative longevity strategy.”

The collaboration comes amid regulatory scrutiny of the quality and provenance of imported pharmaceutical ingredients. The FDA has highlighted concerns about peptide APIs from unverified foreign sources and has separately urged compounding pharmacies to verify their ingredient suppliers, understand the testing performed and identify the original API manufacturer. Celularity and Vesalius believe these concerns create an imperative for a domestic manufacturing platform to strengthen pharmaceutical supply-chain resilience and U.S. national health preparedness. By bringing key downstream manufacturing activities onshore, the collaboration is intended to establish a more transparent path from bulk peptide material through final API release.

“We selected Celularity because its facility, technical personnel and experience manufacturing complex biological products provide a strong foundation for our peptide API sourcing plans,” said Pradeep Albert, CEO of Vesalius. “Celularity’s capabilities complement our Peptual platform and commercialization strategy. Together, we aim to establish a U.S. domestic supply platform supported by documented manufacturing processes, defined quality specifications and traceability from supplier inputs through final API release.”

For patients and prescribing physicians, uncertainty about an ingredient’s origin, identity and purity raises practical questions about what is being supplied and the evidence supporting its quality. Meaningful transparency requires documentation connecting each lot to its original source, the manufacturing controls applied and the testing supporting its release. The parties intend to build that accountability into the planned platform, supporting informed sourcing decisions by pharmacies and providing a clearer basis for peptide use from prescribing physicians and their patients.

“The healthcare community deserves transparency about where the ingredients in medications originate and how their quality has been evaluated,” said Micheal Roizen, M.D., former head of Wellness at Cleveland Clinic and Chief Scientific Advisor at Vesalius. “When the original manufacturer is unclear or testing records are incomplete, physicians and patients are left with questions that should be answered before a product is used. Vesalius’s collaboration with Celularity is intended to bring greater visibility and accountability to that supply chain. That is an important foundation for responsible progress in peptide medicine.”

Regulatory Notice

The peptides and APIs described in this release are not FDA-approved drug products. Compounded drugs are not FDA-approved and are not reviewed by FDA for safety, effectiveness or manufacturing quality before marketing. FDA establishment registration, facility inspection, advisory committee consideration or recommendations, cGMP terminology, a certificate of analysis or domestic manufacture does not constitute FDA approval or endorsement of a substance, API, compounded drug, manufacturer or pharmacy. Execution of the collaboration agreement and completion of development or qualification activities do not themselves authorize commercial release, distribution or use of any peptide API. Availability is subject to applicable law, FDA policy and local jurisdictional requirements.

About Vesalius Longevity Labs

Vesalius Longevity Labs is a longevity science and regenerative health platform focused on peptides, biologics, preventative healthcare and performance optimization. Vesalius operates a scalable B2Doctor2Consumer ecosystem designed to support healthcare providers, telehealth infrastructure, product fulfillment and advanced longevity therapeutics across global markets. Vesalius’s expanding ecosystem includes peptide therapeutics, regenerative medicine initiatives, royalty-generating biologics partnerships and advanced provider enablement technologies designed to support the future of personalized health and wellness.

For more information, visit: https://www.vesaliuslabs.com/

Vesalius Media Contacts:

Media Contact: vesalius@jacktaylorpr.com

About Celularity

Celularity Inc. (Nasdaq: CELU) is a longevity-focused regenerative and cellular medicine company developing and manufacturing allogeneic and autologous cell therapies and biomaterials. Celularity’s regenerative longevity vision centers on advancing technologies intended to address aging and age-related conditions and extend healthspan. Its purpose-built facility in Florham Park, New Jersey supports manufacturing, research and biobanking activities. Celularity also pursues contract development and manufacturing opportunities that apply its infrastructure and technical expertise to third-party programs.

For more information, visit www.celularity.com.

Celularity Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. federal securities laws, including statements regarding the establishment, development and potential growth of Celularity’s peptide API manufacturing business vertical; its alignment with Celularity’s regenerative longevity strategy; the anticipated scope, implementation and benefits of the collaboration with Vesalius; the development and qualification of manufacturing processes that satisfy applicable cGMP requirements; potential commercial supply and revenue generation; utilization of Celularity’s existing infrastructure; and anticipated benefits relating to quality, traceability and domestic supply-chain resilience. These statements may be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “potential,” “will” and similar expressions, although not all forward-looking statements contain these words.

These forward-looking statements reflect Celularity’s current expectations and assumptions and are subject to substantial risks and uncertainties that could cause actual results to differ materially. These risks include the parties’ ability to agree upon and fund product-specific development plans and commercial supply terms; complete technical transfer, process development, analytical-method qualification and manufacturing qualification; establish peptide-specific processes and quality systems that satisfy applicable cGMP requirements; achieve required specifications and commercial scale; and obtain and maintain required regulatory authorizations, registrations and licenses. Additional risks include uncertain customer demand, the costs of establishing the new business vertical, Celularity’s ability to generate revenue or achieve profitable operations, and changes in laws, regulations, FDA policies or enforcement priorities affecting peptide manufacture, distribution or compounding. Particular peptide substances or forms may not be eligible for supply or use in the intended channels. Celularity’s existing facility and manufacturing experience do not assure successful development or commercial manufacture of any peptide API. Commercial supply may be delayed indefinitely or may not occur.

These risks and uncertainties should be considered together with the risks described under “Risk Factors” and elsewhere in Celularity’s most recent Annual Report on Form 10-K, as amended, subsequent Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. The risks described are not exhaustive. Forward-looking statements speak only as of the date of this release, and readers should not place undue reliance on them. Except as required by law, Celularity undertakes no obligation to update any forward-looking statement to reflect subsequent events, circumstances or changes in expectations.

Celularity Investor and Media Contact

info@celularity.com